February 25, 1996
Smith Barney Premium Total Return Fund
388 Greenwich Street
New York, New York 10013

                   Re:  Rule 24f-2 Notice

Gentlemen:

    In connection with the filing by Smith Barney Premium
Total Return Fund, a Massachusetts business trust (the
"Fund"), of a Notice (the "Notice"), pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the
"Act"), for the Fund's fiscal year ended December 31, 1996, the undersigned hereby provides the legal opinion required by that Rule.

     In accordance with Rule 24f-2, the Fund has registered an indefinite number of shares of common stock, $0.001 par value, under the Securities Act of 1933, as amended (the
"1933 Act"). The purpose of the Notice is to make definite the registration of 17,139,034 shares of the Fund (the
"Shares") sold in reliance upon the Rule during the fiscal year ended December 31, 1996.

     The undersigned is Associate General Counsel of Smith Barney Mutual Funds Management Inc., the Fund's administrator, and in such capacity, from time to time and for certain purposes, acts as counsel to the Fund. He has examined copies of the Fund's Articles of Incorporation, its By-Laws, resolutions adopted by its Board of Directors, and such other records and documents as have been deemed necessary for purposes of this opinion. Furthermore, he has examined a Certificate of the Controller of the Fund to the effect that the Fund received the cash consideration for each of the Shares in accordance with the aforementioned organizational documents and resolutions.

     On the basis of the foregoing, and assuming all of the Shares were sold in accordance with the terms of the Fund's
Prospectus in effect at the time of sale, he is of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable. This opinion is for the limited purposes expressed above and should not be deemed to be an expression of opinion as to compliance with the 1933 Act, the 1940 Act or applicable
State "blue sky" laws in connection with the sales of the Shares.


                                        Very truly yours,


                                        David Barnett
                                        Associate General
                                        Counsel
                                        of Smith Barney
Mutual Funds
Management Inc.